Envision Solar International, Inc. and Subsidiaries

Consolidated Financial Statements

December 31, 2009 and 2008

Envision Solar International, Inc. and Subsidiaries

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of:
Envision Solar International, Inc.

We have audited the accompanying consolidated balance sheets of Envision Solar International, Inc. and Subsidiaries as of December 31, 2009 and 2008 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2009.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Envision Solar International, Inc. and Subsidiaries as of December 31, 2009 and 2008 and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company reported a net loss of $4,267,310 and $9,595,342 in 2009 and 2008, respectively, and used cash for operating activities of $274,876 and $2,898,044 in 2009 and 2008, respectively.  At December 31, 2009, the Company had a working capital deficiency, stockholders’ deficit and accumulated deficit of $2,917,304, $2,672,399 and $17,432,116, respectively.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SALBERG & COMPANY, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 30, 2010

Envision Solar International, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31,
	2009	2008

Assets
Current Assets
Cash	$23,207	$3,083
Accounts Receivable, net	13,596	173,798
Prepaid and other current asset	96,438	70,663

Total Current Assets	133,241	247,544

Property and Equipment, net	241,748	359,098

Other Assets
Deposits	3,157	33,390

Total Other Assets	3,157	33,390

Total Assets	$378,146	$640,032

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts Payable	$1,092,549	$990,357
Accounts Payable - Related Parties	36,216	41,374
Accrued Expenses	387,982	58,990
Accrued Rent	268,000	-
Sales Tax Payable	36,826	36,828
Billings in excess of costs on uncompleted contracts	140,296	56,831
Note Payable - Related Party	34,246	18,700
Convertible Notes Payable	1,054,430	591,771
Deferred Revenue	-	3,000

Total Current Liabilities	3,050,545	1,797,851

Commitments and Contingencies (Note 10)

Stockholders' Equity (Deficit)
Common Stock, $0.001 par value, 50,000,000 shares authorized, 26,000,000 and 25,694,571 shares issued and outstanding at December 31, 2009 and 2008, respectively	26,000	25,695
Additional Paid-in-Capital	14,733,717	11,981,292
Accumulated Deficit	(17,432,116)	(13,164,806)

Total Stockholders' Equity (Deficit)	(2,672,399)	(1,157,819)

Total Liabilities and Stockholders' Equity (Deficit)	$378,146	$640,032

The Accompanying notes are an integral part of these Consolidated Financial Statements

Envision Solar International, Inc. and Subsidiaries
Consolidated Statements of Operations

	Year Ended Dec. 31,
	2009	2008

Revenues	$968,668	$2,418,391

Cost of Revenues	726,043	2,895,464

Gross Profit (Loss)	242,625	(477,073)

Operating Expenses (including stock based compensation expense of $2,352,730 for the year ended December 31, 2009 and $4,353,912 for the year ended December 31, 2008)	3,929,864	9,076,473

Loss From Operations	(3,687,239)	(9,553,546)

Other Income (Expense)
Interest Expense	(576,853)	(32,376)
Total Other Income (Expense)	(576,853)	(32,376)

Income (Loss) Before Income Tax	(4,264,092)	(9,585,922)

Income Tax Expense	3,218	9,420

Net Loss	$(4,267,310)	$(9,595,342)

Net Loss Per Share- Basic and Diluted	$(0.17)	$(0.39)

Weighted Average Shares Outstanding- basic and diluted	$25,845,088	$24,605,770

The Accompanying notes are an integral part of these Consolidated Financial Statements

Envision Solar International Inc. and Subsidiaries
Consolidated Statements of Changes of Stockholders' Equity (Deficit)
Years Ended December 31, 2009 and 2008

	Common Stock		Additional	Accumulated
	Stock	Amount	Paid-in-Capital	Deficit	Total

Balance at December 31, 2007	23,325,638	$23,326	$3,950,803	$(3,569,464)	$404,665

Value of options issued to seller of company acquired	-	-	1,157,676	-	1,157,676

Value of stock issued to seller of company acquired	305,429	305	99,695	-	100,000

Value of options granted to reduce the outstanding liabilities from certain vendors	-	-	14,994	-	14,994

Common stock issued for cash	2,055,870	2,056	2,690,388	-	2,692,444

Capital raising fees	-	-	(296,168)	-	(296,168)

Stock Option Expense	-	-	4,353,912	-	4,353,912

Stock issued for services	7,634	8	9,992	-	10,000

Net Loss - 2008	-	-	-	(9,595,342)	(9,595,342)

Balance at December 31, 2008	25,694,571	$25,695	$11,981,292	$(13,164,806)	$(1,157,819)

Stock issued as loan extension fee	305,429	305	399,695	-	400,000

Stock Option Expense	-	-	2,352,730	-	2,352,730

Net Loss - 2009	-	-	-	(4,267,310)	(4,267,310)

Balance at December 31, 2009	26,000,000	$26,000	$14,733,717	$(17,432,116)	$(2,672,399)

The Accompanying notes are an integral part of these Consolidated Financial Statements

Envision Solar International, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Year End December 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(4,267,310)	$(9,595,342)
Adjustments to Reconcile Net loss to Net Cash Used in Operating Activities
Amortization of prepaid interest	-	32,108
Depreciation and Amortization	82,118	52,105
Loss on Abandonment of Leasehold	35,232	-
Bad Debt Expense (Recovery)	(68,421)	105,955
Goodwill Impairment		1,358,254
Common stock issued for services or loan extension fee	400,000	10,000
Trademark Impairment		68,827
Stock option expense	2,352,730	4,353,912
Officer Reimbursable payable	15,546

Changes in assets and liabilities
(Increase) decrease in:
Accounts Receivable	228,623	(219,484)
Prepaid Expenses and other current assets	74,225	86,068
Deposits	30,233	(14,150)
Increase (decrease) in:
Accounts Payable	102,192	806,984
Accounts Payable - related party	(5,158)	25,395
Accrued Expenses	396,649	(2,635)
Accrued Rent	268,000	-
Sales Tax Payable	-	36,828
Billings in excess of costs on uncompleted contracts	83,465	56,831
Deferred Revenue	(3,000)	(59,700)
NET CASH USED IN OPERATING ACTIVITIES	(274,876)	(2,898,044)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid in Acquisition	-	(9,000)
Purchase of Trademark	-	(71,200)
Purchase of Equipment	-	(181,402)

NET CASH USED IN INVESTING ACTIVITIES	-	(261,602)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of Common Stock	-	2,692,444
Capital Raising costs	-	(296,168)
Proceeds from Issuance of notes payable	295,000	490,000
Proceeds from notes payable from - shareholders	-	18,700

NET CASH PROVIDED BY FINANCING ACTIVITIES	295,000	2,904,976

NET INCREASE (DECREASE) IN CASH	20,124	(254,670)

CASH AT BEGINNING OF YEAR	3,083	257,753

CASH AT END OF YEAR	$23,207	$3,083

Supplemental Disclosure of Cash Flow Information:
Cash Paid for:
Interest	$-	$102,009
Income Tax	$3,218	$9,420

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Stock- based fees paid for acquisition	$-	$1,257,676
Conversion of Accounts Payable to Common Stock	$-	$14,994
Original Issue Discount on Note	$-	$101,771
Rent Prepaid with a promissory note	$100,000	$-
Accrued interest converted to note payable	$67,659	$-

The Accompanying notes are an integral part of these Consolidated Financial Statements

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CORPORATE ORGANIZATION

The Company was incorporated on June 12, 2006 as a limited liability company (“LLC”), under the name Envision Solar, LLC.  In September 2007, the Company was reorganized as a California C Corporation and issued one share of common stock for each outstanding member unit in the LLC.  The change in capitalization to common stock from member equity has been retrospectively applied to all periods presented in the accompanying consolidated financial statements.  Also during 2007, the Company formed various wholly owned subsidiaries to account for its planned future operations.  All references to “us”, “we”, “our”, “Envision”, “ESII” or “the Company”, refer to Envision Solar, LLC or the newly formed Corporation and its wholly owned subsidiaries unless otherwise stated.

In 2007, the Company established a series of subsidiaries: 1. Envision Energy Group, Inc. 2.  Envision Solar Construction Company, Inc. 3.  Envision Solar Design, Inc. 4.  Envision Solar Development, Inc. 5.  Envision Solar Operation & Management, Inc. 6.  Envision Solar Residential, Inc. 7.  Envision Solar Technology, Inc. and 8.  Greenshade Network, Inc.  In addition, in 2008, the Company established one other subsidiary, Envision Africa LLC, a wholly owned LLC.  During 2008, only two were operational, with Envision Africa LLC anticipated to become operational in the future.  The remaining subsidiaries were dissolved with the Secretary of State of California in 2008.  The two operational subsidiaries included in these consolidated financial statements are:  Envision Solar Residential, Inc. and Envision Solar Construction Company, Inc.

On February 11, 2010, the Company was acquired by an inactive publicly-held company in a transaction treated as a recapitalization of the Company.  The effects of the recapitalization have been retrospectively applied to all periods presented in the accompanying consolidated financial statements and footnotes. (See Note 15)

NATURE OF OPERATIONS

The Company is a solar project and technology developer providing turn-key design/build solutions for commercial, industrial, institutional and residential projects.  Founded by award-winning sustainable design architects with extensive international business development and industrial design expertise, the Company strives to be first-to-market and the leading worldwide brand in solar parking arrays.  The Company has two lines of business, ParkSolarSM for commercial, industrial and government projects, and LifeSystemsSM for residential and light commercial products and projects.  Both groups have envisioned, invented and engineered the leading next generation, patent pending, “solar integrated building systems™” (SIBS™) which are providing the foundation for the lowest cost, most highly engineered solutions available for the massive future worldwide market for solar parking array installations.

The Company’s business model includes vertical integration of all key capabilities required for the full, turn-key “single-point-of-contract™” implementation of each project.  These capabilities include project planning and management, design, construction, operations and maintenance, and structured finance.  The Company is continuing to secure its position as the key participant at the convergence of solar energy and the real estate and building industry.

The Company operates with the following trade names: ParkSolarSM: Commercial Scale Solar Parking Arrays, LifeSystemsSM: Residential Component-Based Solar Integrated Buildings, and GreenShade.SM

PRINCIPALS OF CONSOLIDATION

The consolidated financial statements include the accounts of Envision Solar International, Inc. and its wholly-owned subsidiaries.  All significant inter-company balances and transactions have been eliminated in the consolidation.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates in the accompanying consolidated financial statements include the allowance for doubtful accounts receivable, depreciable lives of property and equipment, fair value allocation in an acquisition, valuation of goodwill and trademarks, valuation of accrued rent, valuation of share-based payments, valuation of accrued loss contingencies and the valuation allowance on deferred tax assets.

CONCENTRATIONS

Concentration of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist of cash and accounts receivable.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits.  The Company has not experienced any losses in such accounts from inception through December 31, 2009. As of December 31, 2009 and 2008, there were no amounts greater than the federally insured limits.

Concentration of Accounts Receivable

At December 31, 2009 and 2008, customers that each accounted for more than 10% of our gross accounts receivable individually were as follows:

	2009	2008
Customer 1	35%	28%
Customer 2	18%	24%
Customer 3	16%	14%

Concentration of Revenues

For the year ended December 31, 2009 and 2008, customers that each represented more than 10% of our net revenues were as follows:

	2009	2008
Customer A	26%	50%
Customer B	17%	29%
Customer C	16%	20%
Customer D	14%	-
Customer E	13%	-

CASH AND CASH EQUIVALENTS

For the purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.  There were no cash equivalents at December 31, 2009 or 2008.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

ACCOUNTS RECEIVABLE

Accounts receivable are customer obligations due under normal trade terms.  Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible.  Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, our historical write-off experience, net of recoveries and economic conditions.  The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts.  After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

PROPERTY, EQUIPMENT AND DEPRECIATION

Property and equipment is recorded at cost.  Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets of 5 to 7 years.  Leasehold improvements are amortized over the lesser of the lease term or the useful life of the improvements.  Expenditures for maintenance and repairs along with fixed assets below our capitalization threshold are expensed as incurred.

WEBSITE AND OTHER SOFTWARE DEVELOPMENT COSTS

The Company accounts for website development costs in accordance with ASC 350-50-25 formerly, EITF Issue No. 00-2, “Accounting for website development costs”.  Additionally, the Company accounts for its computer software costs in accordance with ASC 350-40-15 formerly Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”).  The Company also applies SOP 98-1 to its other software development or purchase costs of software for internal use.  These costs are included in property and equipment in the accompanying consolidated financial statements.

ASC 350-40-15, requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application development stage.  The Company amortizes the capitalized cost of software developed or obtained for internal use over an estimated life of five years.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10 formerly, Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

REVENUE AND COST RECOGNITION

Revenues consist of design fees for the design of solar systems and arrays, and revenues from sales, construction and installation of the same.

Revenues from design services are recognized as earned.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

Construction contracts are generally short term (less than one year duration) and revenues and related costs are recognized using the “completed contract method” of accounting in accordance with ASC 605-35 formerly, Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production Type Contracts”.  Under this method, contract costs are accumulated as deferred assets and billings and/or cash received are recorded to a deferred revenue liability account, during the periods of construction, but no revenues, costs, or profits are recognized in operations until the period upon completion of the contract.  Costs include direct material, direct labor and subcontract labor.  A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating according to specifications or has been accepted by the customer.  Corporate general and administrative expenses are charged to the periods as incurred.  However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is incurred.

The deferred asset (accumulated contract costs) in excess of the deferred liability (billings and/or cash received) is classified as a current asset under costs in excess of billings on uncompleted contracts.  The deferred liability (billings and/or cash received) in excess of the deferred asset (accumulated contract costs) is classified under current liabilities as billings in excess of costs on uncompleted contracts.  Contract retentions are included in accounts receivable.

The Company includes shipping and handling fees billed to customers as revenues and shipping and handling costs as cost of revenues.  The Company does not provide any warranties on its products other than those passed on to its customers from its manufacturers, if any.

Additionally, the Company follows the guidance of ASC 605-50 formerly, Emerging Issues Task Force (EITF) Issue 01-9 “Accounting for Consideration Given by a Vendor to a Customer” and ASC 605-50 formerly (EITF) Issue 02-16 “Accounting by a Customer (Including a Reseller) for Certain Considerations Received from Vendors.”  Accordingly, any incentives received from vendors are recognized as a reduction of the cost of products.  Cash incentives provided to our customers are recognized as a reduction of the related sale price, and therefore, are a reduction in sales.

RESEARCH AND DEVELOPMENT

In accordance with ASC 730-10 formerly, Statement of Financial Accounting Standards No. 2, “Accounting for Research and Development Costs” expenditures for research and development of the Company’s products are expensed when incurred, and are included in operating expenses.  The Company recognized research and development costs of $5,926 for the year ending December 31, 2009 and $127,337 for the year ending December 31, 2008.

ADVERTISING

The Company conducts advertising for the promotion of its products and services.  In accordance with ASC 720-35 formerly, SOP 93-7, advertising costs are charged to operations when incurred; such amounts aggregated $33,777 in 2009 and $18,845 in 2008.

STOCK-BASED COMPENSATION

At inception, the Company adopted ASC 718 formerly, SFAS No. 123(R), “Share Based Payment” and related interpretations.  SFAS No. 123(R) requires companies to estimate and recognize the fair value of stock-based awards to employees and directors.  The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

The Company estimated the fair value of each stock option at the grant date by using the Black-Scholes option pricing model.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

INCOME TAXES

Prior to September 12, 2007, the Company operated as an LLC and thus had no income tax exposure.  Effective September 12, 2007, the Company accounts for income taxes pursuant to the provisions of ASC 740 formerly, SFAS No. 109, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes.  The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.  A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

Beginning September 12, 2007, the Company adopted the provisions of ASC 740-10 formerly, the FASB’s Financial Interpretation Number 48 (FIN 48), Accounting for Uncertain Income Tax Positions.  When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  In accordance with the guidance of FIN 48, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  The Company believes its tax positions are all highly certain of being upheld upon examination.  As such, the Company has not recorded a liability for unrecognized tax benefits.  As of December 31, 2009, tax years 2007, 2008 and 2009 remain open for IRS audit.  The Company has received no notice of audit from the IRS for any of the open tax years.

Effective September 12, 2007, the Company adopted ASC 740-10-05 formerly, FASB Staff Position FIN 48-1, Definition of Settlement in FASB Interpretation No. 48, (“FSP FIN 48-1”), which was issued on May 2, 2007.  FSP FIN 48-1 amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.  The term “effectively settled” replaces the term “ultimately settled” when used to describe recognition, and the terms “settlement” or “settled” replace the terms “ultimate settlement” or “ultimately settled” when used to describe measurement of a tax position under FIN 48.  FSP FIN 48-1 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished.  For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The adoption of FSP FIN 48-1 did not have an impact on the accompanying consolidated financial statements.

BASIC AND DILUTED NET LOSS PER COMMON SHARE

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.  Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period.  Potentially dilutive securities consist of the incremental common shares issuable upon exercise of common stock equivalents such as stock options and convertible debt instruments.  Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive.  As of December 31, 2009 there were options and warrants outstanding to purchase 13,147,201 and 168,383, respectively, common shares which may dilute future earnings per share.  Due to the net loss in 2009 and 2008, basic and diluted net loss per share amounts are identical.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

CONTINGENCIES

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.  Company management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.  If the assessment of a contingency indicates that it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, then the estimated liability would be accrued in the Company's financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be reasonably estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed.  The Company does not include legal costs in its estimates of amounts to accrue.

FAIR VALUE OF FINANCIAL INSTRUMENTS

We measure our financial assets and liabilities in accordance with accounting principles generally accepted in the United States of America.  For certain of our financial instruments, including cash, accounts receivable, accounts payable, accrued expenses and short term loans the carrying amounts approximate fair value due to their short maturities.

Effective January 1, 2008, we adopted accounting guidance for financial assets and liabilities (ASC 820).  The adoption did not have a material impact on our results of operations, financial position or liquidity.  This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures.  This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements.  This guidance does not apply to measurements related to share-based payments.  This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).  The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2: Inputs other than quoted prices that are observable, either directly or indirectly.  These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.
Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

On January 1, 2008, we adopted a newly issued accounting standard for fair value measurements of all non-financial assets and liabilities not recognized or disclosed at fair value in the consolidated financial statements on a recurring basis.

We currently measure and report at fair value our intangible assets which are non-financial assets.  The fair value of intangible assets including goodwill has been determined using the present value of estimated future cash flows method.  The Company could not project positive cash flow for valuation purposes related to goodwill and trademarks and therefore recorded 100% impairment in 2009.  The following table summarizes our financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2009 (in thousands):

	Balance at December 31, 2009	Quoted Prices in Active Markets for Identical Assets	Significant other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
Assets:
Goodwill	$-	$-	$-	$-
Trademarks	-	-	-	-
Total Non-Financial Assets	$-	$-	$-	$-

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

Following is a summary of activity for assets measured under level 3 through December 31, 2008 of the fair value of intangible assets:

Balance at December 31, 2007	$-
Cumulative effect of adoption of accounting principle	-
Balance at January 1, 2008	-
Fair value recorded for goodwill	1,358,254
Fair value recorded for trademarks	71,200
Amortization of trademarks	(2,373)
Change in fair value included in net loss	(1,427,081)
Ending balance at December 31, 2008	$-

There was no activity for level 3 assets during 2009.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2009, the Financial Accounting Standards Board (“FASB”) issued an accounting standard that became part of ASC Topic 855, “Subsequent Events”.  ASC Topic 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC Topic 855 sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  ASC Topic 855 is effective for interim or annual financial periods ending after June 15, 2009.  The adoption of ASC Topic 855 did not have a material effect on the Company’s consolidated financial statements.

In June 2009, the FASB issued an accounting standard whereby the FASB Accounting Standards Codification (“Codification” or “ASC”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  ASC Topic 105 is effective for interim and annual periods ending after September 15, 2009.  All existing accounting standards are superseded as described in ASC Topic 105.  All other accounting literature not included in the Codification is non-authoritative.  The Codification is not expected to have a significant impact on the Company’s consolidated financial statements.  The accompanying consolidated financial statements contain references to both new codification and prior to ease the transition.

RECLASSIFICATIONS

Certain amounts in the 2008 consolidated financial statements have been reclassified to conform to the 2009 presentation.

2.	GOING CONCERN

As reflected in the accompanying consolidated financial statements for the year ended December 31, 2009 and 2008, the Company had net losses of $4,267,310 and $9,595,342, respectively, and cash used in operations of $274,876 and $2,898,044, respectively.  Additionally, at December 31, 2009, the Company had a working capital deficit, stockholders’ deficit and accumulated deficit of $2,917,304, $2,672,399 and $17,432,116, respectively.  The Company received funds through private offerings or loans of approximately $295,000 and $3,200,000 in 2009 and 2008, respectively, before deducting cash offering costs of $296,168 in 2008.  In addition, subsequent to the December 31, 2009 balance sheet date, management believes that the Company has not met its expected needs required to support its operations for the next 12 months through December 31, 2010.  The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan.  The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

Pursuant to a plan of merger between Casita Enterprises and the Company, Envision executed a merger agreement, subsequent to year-end, whereby it became a wholly-owned subsidiary of Casita Enterprises.  Casita Enterprises is an over-the-counter-bulletin board listed company whose assets consist principally of cash and other miscellaneous assets.  At the time of merger, which occurred on February 11, 2010, Casita was expected to hold approximately $200,000 in cash.  $30,000 of the amount at closing was sent directly to the Company’s legal firm leaving the balance of $170,000 for Company operations.  Subsequent to year end the Company entered into a Placement Agency Agreement with Stonegate Securities, Inc., whereby the Company plans to raise between $1.0 and $3.0 million in equity.  Management believes that the actions presently being taken to obtain additional funding and implement its business plan provide the opportunity for the Company to continue as a going concern.

3.	COSTS IN EXCESS OF BILLINGS (BILLINGS IN EXCESS OF COSTS) ON UNCOMPLETED CONTRACTS AND ACCOUNTS RECEIVABLE

Costs in excess of billings on uncompleted contracts represent accumulated contract costs that exceeded billings and/or cash received on uncompleted contracts.

At December 31, 2009 and 2008, there were no costs in excess of billings on uncompleted contracts.

Billings in excess of costs on uncompleted contracts represents billings and/or cash received that exceed accumulated contract costs on uncompleted contracts.

At December 31, 2009, billings in excess of costs on uncompleted contracts consisted of the following:

Billings and/or cash receipts on uncompleted contract	$202,131
Less: Uncompleted contract costs	(61,835)
Billings in excess of costs on uncompleted contracts	$140,296

At December 31, 2008, billings in excess of costs on uncompleted contracts consisted of the following:

Billings and/or cash receipts on uncompleted contract	$309,465
Less: Uncompleted contract costs	(252,634)
Billings in excess of costs on uncompleted contracts	$56,831

The Company records accounts receivable related to its construction contracts and its design services, based on billings or on amounts due under the contractual terms.  Allowance for doubtful accounts is based upon the Company’s policy.  Any amounts considered recoverable under the customer’s surety bonds are treated as contingent gains and recognized only when received.  Accounts receivable throughout the year may decrease based on payments received, credits for change orders, or back charges incurred.

At December 31, 2009 and 2008, accounts receivable were as follows:

	December 31, 2009	December 31, 2008
Accounts Receivable	$48,447	$277,070
Less: Allowance for doubtful accounts	(34,851)	(103,272)
Accounts Receivable, Net	$13,596	$173,798

Bad debt expense (recovery on bad debt) for 2009 and 2008 was $(68,421) and $105,955, respectively.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

4.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets are summarized as follows:

	December 31, 2009	December 31, 2008
Prepaid Interest	$-	$69,633
Prepaid Rent	96,438	-
Other	-	1,030
Total prepaid expenses and other current assets	$96,438	$70,663

Prepaid interest of $69,633 relates to the note payable of $591,771 as the note was issued at a $101,771 discount.  A total of $32,138 of prepaid interest was amortized to interest expense in 2008 and $69,633 was amortized in 2009.  Prepaid rent in 2009 relates to the Company entering into an agreement on its new premises whereby it issued a $100,000 promissory note to the landlord for a full year of rent.  The portion included above is the unamortized portion of this rent.  Rent expense related to the prepaid rent was $3,562 for 2009.

5.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	Est. Useful Lives	December 31, 2009	December 31, 2008
Computer equipment and software	5 years	$145,015	$145,015
Furniture and fixtures	7 years	197,169	197,169
Leasehold improvements	5 years	-	60,399
Office equipment	5 years	24,076	24,076

Total property and equipment		$366,260	$426,659
Less accumulated depreciation		(124,512)	(67,561)

Property and Equipment, Net		$241,748	$259,098

Total depreciation expense for 2009 and 2008 was $82,118 and $49,732, respectively.  In December 2009, the Company vacated it prior office space and therefore wrote-off the remaining leasehold improvements related to that office space of $35,233, net of accumulated depreciation, resulting in a loss on abandonment for the same amount.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

6.           ACCRUED EXPENSES

The major components of accrued expenses are summarized as follows:

	December 31,
	2009	2008
Accrued vacation	$73,143	$42,115
Accrued officer salary	285,313	16,875
Other accrued expenses	29,529	-
Total accrued expenses	$387,985	$58,990

7.           NOTE PAYABLE - OFFICER

In 2008, one of the Company’s officers advanced the cost for various expenses on behalf of the Company.  As a result, in June 2008, the Company issued the shareholder a note in the amount of $18,700.  The note bears interest at 5% and was due and payable with accrued interest on or before May 31, 2009.  The note was not paid at maturity and the balance was included in the $34,246 principal balance of a new note executed in October 2009 and due December 31, 2009.  The officer resigned in November 2009.  As of February 2010, this note was in default for payment of principal and interest.  (See Note 13)

8.           CONVERTIBLE NOTES PAYABLE

In November 2008, the Company entered into a five-month $591,771 promissory note with Gemini Master Fund, Ltd. (the “holder” or “lender”) as bridge financing to an equity raise.  Under the terms of the note, $101,771 of prepaid interest was included in the note balance of which $10,000 was a loan fee.  The note bears interest at the rate of 7% annum on the $500,000 net subscription amount, plus a 15% fee on the subscription amount, plus 15% of the 7% per annum interest (effective interest in approximately 49%) with a default rate of 20% per annum.  The note was due April 11, 2009, is secured by substantially all assets of the Company and its subsidiaries, and is unconditionally guaranteed by all the subsidiaries.  Under the terms of the note, the outstanding principal and interest can be converted into equity at a 10% discount from any reverse merger financing in the event the Company enters into a “reverse merger” with a publicly traded company.

Subsequent to December 31, 2008, the note came due and the Company was unable to fulfill its obligations under the original terms of the note.  In April 2009, the Company and the lender entered into a forbearance agreement, which extended the due date to December 31, 2009.  Under the terms of the forbearance agreement, the interest rate changed to 15% and the Company issued 305,429 shares of its common stock to the lender in consideration of this agreement.  This was not considered a troubled debt restructure or debt modification under generally accepted accounting principles.  The shares were valued at the most recent common stock offering and sale price of $1.31 per share resulting in a $400,000 value, which was recorded as a debt discount and was to be amortized through the new maturity date of December 31, 2009 but became fully amortized as of October 31, 2009 due to a subsequent debt modification treated as a debt extinguishment for accounting purposes (see below).  Interest only payments would start being due monthly in arrears in the first calendar month after which the Company raises $100,000 from all capital raising transactions.

Interest expense under this note in 2008 was $32,138 and prepaid interest was $69,633 at December 31, 2008 and zero at December 31, 2009.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

On October 30, 2009, the Company entered into a second amendment to the loan agreement.  This amendment increases the interest rate at 20% retroactive to April 11, 2009 through October 30, 2009, adjusts the per annum interest to 12% starting November 1, 2009 (default rate of 20%), extends the maturity to December 31, 2010 and adds a conversion feature to allow conversion at the holder’s option to common stock at $0.33 per share.  The $591,771 note was amended to add accrued interest of $65,423 to the principal balance resulting in a new principal balance of $657,194.  Additionally, a new second secured note was issued for $125,000 with proceeds of $117,500, net of issue costs of $7,500, which was deposited into an escrow account for purposes of the Company paying expenses for the cost of becoming a publicly held company.  On November 27, 2009 and December 18, 2009, two additional secured notes for $40,000 and $30,000, respectively, were issued for cash proceeds.  These new notes have the same terms of the amended note.  Interest under both notes is due on the first business day of each calendar quarter starting January 4, 2010, however, upon three days advance notice, the Company may elect to add such interest to the note principal balance effectively making the interest due at note maturity.  With regard to the conversion feature of both notes, the conversion rights contain price protection whereby if the Company sells equity or converts existing instruments to common stock at a price less than the $0.33 conversion price, the conversion price will be adjusted downward to the sale price.  Furthermore, if the Company issues new rights, warrants, options or other common stock equivalents at an exercise price less than the $0.33 conversion price, then the conversion price shall be adjusted downward to a new price based on a stipulated formula.  The holder may not convert the debt if it results in the holder beneficially holding more than 9.9% of the Company common stock.  The holder is subject to a lock-up agreement on the debt and underlying shares from October 30, 2009 through June 30, 2010.  This October 30, 2009 amendment was considered a debt extinguishment under generally accepted accounting principles due to the addition of the conversion feature.  The accounting effect was to fully amortize the remaining debt discount at October 30, 2009, remove the old debt and record the new debt.  The price protection provision does not cause bifurcation and treatment of the embedded conversion option as a derivative liability because as of December 31, 2009, the Company was privately held and its stock was not publicly traded and no market existed.  Therefore, the underlying conversion shares were not easily convertible to cash which is a criteria for derivative treatment.  Furthermore, there was no beneficial conversion value at the note dates as the conversion price was deemed to be equal to or greater than the fair value of the common stock.  When the common stock starts to trade in 2010, the Company will evaluate derivative treatment for these convertible notes.

Subsequent to the year-end date of December 31, 2009, on January 20, 2010, the Company entered into a Second Amendment Agreement with Gemini Master Fund, LTD whereby certain terms of the First Amendment Agreement were modified.  Under the Second Amendment Agreement the conversion price for all previous notes was reduced from $0.33 to $0.25 per share; the interest payment was extended from January 4, 2010 to April 1, 2010; and the beneficial ownership percentage was reduced from 9.9% to 4.9%.

Subsequent to the year-end date of December 31, 2009, on March 10, 2010, the Company entered into a new secured note with Gemini Master Fund, LTD, Note No. 5, for $75,000.  The new note bears interest at 12% per annum, payable in quarterly installments of the accrued and unpaid interest, beginning April 1, 2010, with the note maturing on December 31, 2010. In the event a quarterly payment is late it incurs a late fee of 20%.  The note carries a conversion feature whereby, the lender at it option may at any time convert this loan into common stock into $.25 per share.

During 2009, a lender advanced $50,000 in March and $50,000 in September to the Company.  On October 1, 2009, the Company executed a 10% convertible promissory note for $102,236, which includes the total $100,000 principal advanced plus $2,236 of accrued interest.  This note is due December 31, 2010.  This note is convertible to common shares at $0.33 per share.  There was no beneficial conversion feature at the note date.  However, if the Company receives greater than $100,000 debt or equity financing proceeds, 25% of amount in excess of $100,000 shall be used to pay down the note.  This note is subordinate to the Gemini Master Funds notes.

On December 17, 2009, the Company executed a convertible promissory note for $100,000 to a new landlord in lieu of paying rent for one year for new office space.  The interest is 10% per annum and the note principal and interest are due on December 18, 2010.  However, if the Company receives greater than $100,000 debt or equity financing proceeds, 25% of amount in excess of $100,000 shall be used to pay down the note.  This note is subordinate to all existing senior indebtness of the Company.  The note is convertible at $0.33 per share.  There was no beneficial conversion feature at the note date.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

The convertible notes are summarized below for the year ended December 31:

	2009	2008
Notes Payable Gemini	$852,194	$591,771
Note Payable	102,236	-
Note Payable-Rent	100,000	-
Total Notes Payable	$1,054,430	$591,771

The weighted average interest rate for short term notes as of December 31, 2009 was 11.6%.

9.            COMMITMENTS AND CONTINGENCIES

Leases:

On March 26, 2007, the Company entered into a lease agreement for its corporate office on a month-to-month basis beginning May 1, 2007, in La Jolla, California.  Monthly rent at the premise is approximately $6,140 per month.  Subsequent to December 31, 2007, the Company entered into an amended lease agreement at the same location in order to expand operations.  The new lease had a commencement date of April 1, 2008 and is for a period of three years with an escalating yearly base rent beginning at $16,505.  During 2009, the Company entered into litigation with the landlord due to the Company’s default on rental payments and in December 2009, the Company abandoned the premises.  (See Legal Matters below)  The Company vacated these premises and has recognized the approximately $268,000 present value of the remaining lease obligations as a liability on its consolidated balance sheet.

In December 2009, the Company entered into a new 4-year lease for new premises.  The lease agreement includes a $100,000 note payable feature as discussed in Note 8, for the first year, and then the rent increases each year thereafter.

Future minimum lease payments as of December 31, 2009 for lease agreements with non-cancelable terms in excess of one year including the liability in 2010 for the $268,000 discusses above are as follows:

2010	$364,438
2011	101,002
2012	102,846
2013	107,168
Total	$675,454

Rent expense was $405,233 (including the abandonment accrual of $268,000) and $163,879 for the years ended December 31, 2009 and 2008, respectively.

Legal Matters:

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.  As of December 31, 2009, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations except for the following:

In August 2008, the Company received a letter from a contractor asserting that $400,000 was owed resulting from an alleged breach of contract.  The Company denies any liability under the agreement and facts of the assertion and rejected the claim.  No further communications have been had to date and based on the information available at this time, it is not possible to determine the possible outcome of this matter.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

The Company is a party to a wrongful termination suit filed by former employee.  The employee was an “at-will” employee under California employment law.  The Plaintiff claims that he was promised a job as in-house counsel, which never materialized.  ESII successfully demurred to Plaintiff’s complaint.  The Plaintiff amended his complaint; ESII answered it and is now undergoing discovery process to obtain evidence to disprove the Plaintiff's allegations.  The Company denies any liability under the agreement and facts of the assertion and rejected the claim.  No further communications have been had to date and based on the information available at this time, it is not possible to determine the possible outcome of this matter however, as the Company does not believe it is probable the plaintiff will prevail, no amounts have been accrued as of December 31, 2009 or December 31, 2008.

The Company is a party to a lawsuit filed in July 2009 with a Company owned by one its shareholders.  The lawsuit alleges fraud in misrepresenting signed contracts in the 2008 Private Placement Memorandum and seeks to recover $250,000 in investments made in the private placement and approximately $166,000 plus interest at 10% from April 1, 2009 in monies owed for project work in 2008 and 2009.  In connection with the litigation, the Company is responding to discovery of documents.  The Company denies any liability under the lawsuit and has rejected the claim.  No further communications have been had to date and based on the information available at this time, it is not possible to determine the possible outcome of this matter.  The amounts owned under project work aggregating approximately $166,000 have been accrued as accounts payable as of December 31, 2009.

The Company is a party to a lawsuit with its former landlord whereby the landlord claims that the Company broke its lease with respect to the rental of office space, which housed the Company’s headquarters.  The Company attempted to renegotiate the remaining term of its lease at a lower rate but the proposal was rejected by the Landlord.  The Company vacated premises on December 20, 2009 and the landlord repossessed premises on January 1, 2010.  The Plaintiff seeks damages for past rent due, interest and attorney’s fees.  The Company does not deny the breach of its lease and is attempting to work out a settlement.  As of December 31, 2009, the Company has accrued approximately $268,000 representing the fair value of the future rent due under the abandoned lease.  (See “Leases” above)

On February 4, 2010, Continental Maritime filed a complaint for breach of contract.  The Plaintiff provided steel columns and associated labor to the Company as part of UC-San Diego Solar Parking Structure project.  The claim is for approximately $140,000.  The Agreement was entered into on June 9, 2008.  Due to project cost overruns and capital raise shortfalls in 2008 and 2009, the Company was unable to make payments on the remaining balance.  The Company is reviewing the claim to assess its liability if any under the lawsuit and the basis for the claim.  No further communications have been had to date and based on the information available at this time, it is not possible to determine the possible outcome of this matter.  The Company has accrued payables to this vendor of approximately $140,000 at December 31, 2009.

In March 2010, the Company received a letter from a vendor threatening to sue the Company for $177,479 plus interest of $68,799 that was owed resulting from non-payment of invoices related to a contract completed in fiscal year 2008.  The vendor has threatened to bring legal action against the Company to recover its principal balance plus interest in the event that the principal amounts of the invoices are not paid as of March 31, 2010.  The Company does not deny any liability under the agreement with respect to the principal balance but denies any liability with respect to claimed interest charges.  The principal amount of the claim is included in accounts payable as of December 31, 2009. No further communications have been had to date and based on the information available at this time, it is not possible to determine the possible outcome of this matter.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

Other Commitments:

The Company enters into various contracts or agreements in the normal course of business whereby such contracts or agreements may contain commitments.  During 2009 and 2008, the Company entered into agreements to act as a reseller for certain vendors; joint development contracts with third parties; referral agreements where the Company would pay a referral fee to the referrer for business generated; sales agent agreements whereby sales agents would received a fee equal to a percentage of revenues generated by the agent; business development agreements and strategic alliance agreements where both parties agree to cooperate and provide business opportunities to each other and in some instances, provide for a right of first refusal with respect to certain projects of the other parties; agreements with vendors where the vendor may provide marketing, public relations, technical consulting or subcontractor services and financial advisory agreements where the financial advisor would receive a fee and/or commission for raising capital for the Company.  All expenses and liabilities relating to such contracts were recorded in accordance with generally accepted accounting principles during 2009 and 2008 and as of December 31, 2009 and 2008.  Although such agreements increase the risk of legal actions against the Company for potential non-compliance, there are no firm commitments in such agreements as of December 31, 2009 and 2008.

Effective December 19, 2006, the Company entered into an agreement with a manufacturer who owns the trademarks “Solar Grove” and “Solar Tree”.  Under the terms of the agreement, the manufacturer is to provide products to the Company on a per unit basis and the Company is to pay the manufacturer a royalty, set at 0.25% of revenue, for each project sold under the above-mentioned trademarks, less the fees for the product provided by the manufacturer.  The Company also had the right to purchase the above-mentioned trademarks during the term of the agreement which purchase cancels any future royalties.  In November 2008, the Company exercised its option to purchase the trademarks for $71,200.  Royalties owed in 2007 and 2008 were de minimis.  In 2008, the Company amortized $2,373 of the trademarks and then wrote off the remaining balance of $68,827 trademarks under the impairment provisions since there is not a justifiable means to document its future value.  This impairment charge is included in operating expenses.

Upon the signing of customer contracts, the Company enters into various other agreements with third party vendors who will provide services and/or products to the Company.  Such vendor agreements typically call for a deposit along with certain other payments based on the delivery of goods or services.  Payments made by the Company before the completion of projects are treated as prepaid assets and due to the contractual nature of the agreement; the Company may be contingently liable for other payments required under the agreement.

10.           COMMON STOCK

Shares issued

Issuances of the Company’s common stock during the years ended December 31, 2009 and 2008 as follows:

Shares Issued for Cash

2008

During 2008, the Company issued 2,055,870 shares of common stock for cash at $1.31 per share.  The gross proceeds from these issuances were $2,692,444.  The Company also incurred capital raising fees of $296,168 related to the sale and issuance of the aforementioned common stock.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

Shares Issued as Compensation

2008

In 2008, the Company issued 7,636 shares of stock valued at $1.31 per share or an aggregate $10,000 based on the contemporaneous sale price in exchange for non-employee services rendered to the Company.  The expense was fully recognized on the grant date as services were completed.

Shares Issued in Connection with Loan Proceeds

2009

In 2009, the Company issued 305,429 shares of stock at valued at $1.31 per share or an aggregate $400,000 based on the recent sale price in connection with the loan from Gemini referenced above.  The $400,000 was recorded as a debt discount loan fee and was fully amortized to interest expense as of December 31, 2009.

Shares Issued in Connection with Acquisition of a Company

2008

In January 2008, the Company issued 305,429 shares to the seller in an acquisition.  The shares were valued at the contemporaneous sale price of $0.33 per share resulting in a $100,000 value, which was recorded as part of the purchase accounting (see Note 14).

The Company issued options to certain Company vendors connected to the above acquisition, in exchange for the vendors reducing their obligations to the Company.  The Company issued options valued at $14,994 to these vendors.  (See Notes 11 and 14)

11.           STOCK OPTIONS AND WARRANTS

In 2008, the Board approved the 2008 Stock Option Plan, which authorizes 6,108,571 shares under the plan.  Exercise rights may not expire more than three months after the date of termination of the employee but may expire in less time as stipulated in the individual grant notice.  For disability or death, the optionee or estate will generally have up to twelve months to exercise their options.  For certain options the Company may have rights of first refusal for a stipulated period of time, under a separate stock restriction agreement, whereby if the holder exercise the options and then desires to sell the underlying shares, the Company has the right to repurchase such shares at a price to which the holder has agreed to sell them to a third party.

In 2007, the Company authorized the 2007 Unit Option Plan when the Company was a limited liability company.  Options granted under this plan were exchanged one for one for options of Envision Solar International, Inc. upon conversion to a corporation from an LLC.  (See Note 1)

Stock Options

At inception in 2006, the Company adopted the provisions of ASC 718 formerly, Statement of Financial Accounting Standards 123(Revised 2004), Share-Based Payment (“SFAS 123R”).  SFAS 123R establishes standards surrounding the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions, such as options issued under the Company’s Stock Option Plans.  The Company’s stock option compensation expense was $2,352,730 and $4,353,912 for the years ended December 31, 2009 and 2008, respectively, and there was $114,840 of total unrecognized compensation cost related to unvested options granted under the Company’s options plans as of December 31, 2009.  This stock option expense will be recognized through December 2012.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model.  This model incorporates certain assumptions for inputs including a risk-free market interest rate, expected dividend yield of the underlying common stock, expected option life and expected volatility in the market value of the underlying common stock.  We used the following assumptions for options granted in fiscal 2009 and 2008:

	2009	2008
Expected volatility	106%	106%
Expected lives	5 Years	2-10 Years
Risk-free interest rate	2.2%	2%
Expected dividend yield	None	None

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable.  In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.  Because the Company’s stock options and warrants have characteristics different from those of its traded stock, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of such stock options.  The risk free interest rate is based upon quoted market yields for United States Treasury debt securities with a term similar to the expected term.  The expected dividend yield is based upon the Company’s history of having never issued a dividend and management’s current expectation of future action surrounding dividends.  As the Company was not publicly traded during the time of the option grants, expected volatility in 2009 and 2008 was based on the comparative company method where other, publicly traded companies within the same industry as us, were used as the benchmark for our calculation.  The Expected lives for such grants were based on the simplified method for employees or on the contractual terms of the options or warrants for non-employees.

All options qualify as equity pursuant to ASC 815-40-25 formerly, EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.

Option activity for the years ended December 31, 2009 and 2008 under the 2008 Plan is as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 2007	13,495,665	$0.33
Granted	10,635,754	0.82
Exercised	-	-
Forfeited	(5,469,461)	0.76
Expired	-	-
Outstanding at December 31, 2008	18,661,958	$0.48
Exercisable at December 31, 2008	17,123,637	$0.50
Weighted average grant date fair value		$0.53
Granted	1,882,387	1.18
Exercised	-	-
Forfeited	(6,486,416)	0.20
Expired	(910,788)	0.65
Outstanding at December 31, 2009	13,147,201	$0.46
Exercisable at December 31, 2009	12,637,716	$0.46
Weighted average grant date fair value		$1.18

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

The following table summarizes information about employee stock options under the 2008 Stock Option Plan outstanding at December 31, 2009:

Options Outstanding					Options Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2008	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Intrinsic Value	Number Exercisable at December 31, 2008	Weighted Average Exercise Price	Aggregate Intrinsic Value
$10-40	13,147,201	7.98 Years	$0.46	$-	12,637,716	$0.46	$0.00
	13,147,201	-	$0.46	$-	12,637,716	$0.46	$0.00

Included in the 2008 grants are to certain Company vendors in exchange for the vendors reducing their obligations to the Company.  The Company issued options valued at $14,994 to these vendors.  There was no gain or loss on these settlements.  (See Note 14)

Warrants

In connection with the asset purchase agreement (see Note 14), the Company reduced an assumed liability of $8,006 through the issuance of 24,434 warrants with an exercise price of nil.  The warrants expire in seven years and were valued at $8,006 using the Black-Sholes option-pricing model with the following assumptions: share value $0.33, exercise price nil, expected volatility of 74%, expected life 7 years, risk free interest rate 2.20%.  The quantity of these options is variable based on the liability of $8,006 divided by the lesser of (i) $0.33 or (ii) a preferred stock sale price in a future offering.

During 2008, the Company issued 143,918 warrants directly related to its stock offering as finder fees.  These warrants were valued at $141,687, using the Black-Sholes option-pricing model with the following assumptions: share value $1.31, exercise price $1.31, expected volatility of 106%, expected life 5 years, risk free interest rate 2.21%.  There was not accounting effect as the warrants were issued as an offering cost to be offset against the gross proceeds of the offering and charged to additional paid-in capital.

12.           INCOME TAXES

There was no income tax expense for the years ended December 31, 2009 and 2008 due to the Company’s net losses.

The blended Federal and State tax rate of 39.83% applies to loss before taxes.  The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes, (computed by applying the United States Federal tax rate of 34% to  loss before taxes), as follows:

	Year ended December 31,
	2009	2008
Computed “expected” tax expense (benefit)	$(1,450,885)	$(3,262,416)
State taxes, net of federal benefit	(248,881)	(476,033)
Goodwill impairment and other non-deductible items	528	488,331
Change in deferred tax asset valuation allowance	1,699,239	3,250,018
	$-	$-

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31 are as follows:

	2009	2008
Deferred tax assets:
Accrued vacation	$29,136	$16,776
Accrued salaries	113,653	6,722
Charitable contributions	1,616	899
Reserve for bad debt	19,488	41,138
Stock options	3,395,806	2,463,943
Net operating loss carryforward	2,444,962	1,775,943
Total gross deferred tax assets	6,004,660	4,305,421
Less: Deferred tax asset valuation allowance	(5,978,082)	(4,278,843)
Total net deferred tax assets	26,578	26,578

Deferred tax liabilities:
Depreciation	(26,578)	(26,578)
Total deferred tax liabilities	(26,578)	(26,578)
Total net deferred taxes	$-	$-

The valuation allowance at December 31, 2008 was $4,278,843.  The increase in the valuation allowance during 2009 was $1,699,239.

At December 31, 2009, the Company has a net operating loss carry forward of approximately $6,138,000 available to offset future net income through 2029.  The NOL expires during the years 2013 to 2029.  The utilization of the net operating loss carryforwards is dependent upon the ability of the Company to generate sufficient taxable income during the carryforward period.  In the event that a significant change in ownership of the Company occurs as a result of the Company’s issuance of common stock, the utilization of the NOL carry forward will be subject to limitation under certain provisions of the Internal Revenue Code.  Management does not presently believe that such a change has occurred.

13.           RELATED PARTY TRANSACTIONS

Accounts Payable and Related Party Vendor Payments

At December 31, 2009, the Company owed its Chief Executive Officer (CEO) $122,500 of deferred compensation included in accrued expenses and $15,703 of reimbursable expenses and another $480 was due to an affiliate of the CEO included in accounts payable, related parties.  At December 31, 2008, the Company owed its Chief Executive Officer (CEO) $41,374.

At December 31, 2009, reimbursable expenses of $20,033 were due to two current and one former officer and included in accounts payable, related parties.

Note Payable to Officer

In 2008, one of the Company’s officers advanced the cost for various expenses on behalf of the Company.  As a result, in June 2008, the Company issued the shareholder a note in the amount of $18,700.  The note bears interest at 5% and is due and payable with accrued interest on or before May 31, 2009.  The note was not paid at maturity and the balance was included in the $34,246 principal balance of a new note executed in October 2009 and due December 31, 2009.  The officer resigned in November 2009.  As of February 2010, this note was in default for payment of principal and interest.  (See Note 7)

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

14.           ACQUISITION

In January 2008, the Company acquired the assets and assumed the liabilities of a company, Generating Assets, LLC.  The purchase price included cash of $9,000, 305,429 shares of common stock of the Company valued at the contemporaneous sale price of $0.33 per share or $100,000 and options to purchase 5,161,131 common shares such options valued at $1,157,676.  The total purchase price was $1,266,676.  The Company entered into this asset purchase agreement with an individual who then became an officer of the Company.  The Company acquired all right, title and interest, including the name “Generating Assets, LLC”, along with all intellectual property of the company, all transferable or assignable licenses, all of the rights, title and interest to certain contracts and the right to negotiate final agreements for predetermined contracts.  The Company assumed $91,578 of liabilities and assumed all obligations under the assigned contracts.  All of the intangible rights were assigned to goodwill since the assigned contracts were not executed and there was no other value to intangibles.  At the end of the year 2008, the Company wrote off as an impairment charge all the $1,358,254 goodwill related to this asset purchase since the future value and current value of the goodwill is not readily discernible.  This impairment charge is included in operating expenses.

In connection with the above acquisition, the Company issued 31,154 options in exchange for another assumed liability of $6,988.  The options were valued at the same $6,988 value of the liability using the black-scholes pricing method.

The Company accounted for this acquisition using the purchase method of accounting.

The final allocation of fair value of the assets acquired and liabilities assumed was as follows:

Goodwill	$1,358,254
Liabilities	(91,578)
Purchase Price	$1,266,676

There were no material operations of Generating Assets, LLC through the acquisition date.

15.           SUBSEQUENT EVENTS

On February 11, 2010, the Company was acquired by an inactive publicly-held company in a transaction treated as a recapitalization of the Company. Just subsequent to consummation of the acquisition, the shareholders of the Company retained approximately 67% of the voting common stock of the public company before consideration of unexercised common stock options and warrants.  The effects of the recapitalization based on a combination exchange ratio and forward-split of the common shares aggregating 30.5428526 have been retrospectively applied to all periods presented in the accompanying consolidated financial statements and footnotes.

On January 20, 2010, the Company entered into a Second Amendment Agreement with Gemini Master Fund, LTD whereby certain terms of the First Amendment Agreement were modified.  Under the Second Amendment Agreement the conversion price for all previous notes was reduced from $0.33 to $0.25 per share; the interest payment was extended from January 4, 2010 to April 1, 2010; and the beneficial ownership percentage was reduced from 9.9% to 4.9%.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

On March 10, 2009, the Company entered into a new note with Gemini Master Fund, LTD, Note No. 5, for $75,000.  The new note bears interest at 12% per annum, payable in quarterly installments of the accrued and unpaid interest, beginning April 1, 2010, with the note maturing on December 31, 2010.  In the event a quarterly payment is late it incurs a late fee of 20%.  The note carries a conversion feature whereby, the lender at it option may at any time convert this loan into common stock into $0.25 per share.